As filed with the Securities and Exchange Commission on May 25, 2011.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
DSW Inc.
(Exact name of registrant as specified in its charter)

Ohio	5661	31-0746639
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William L. Jordan
General Counsel
DSW Inc.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Correspondence to:

Robert J. Tannous, Esq. Jeremy D. Siegfried, Esq. Porter, Wright, Morris & Arthur, LLP 41 South High Street Columbus, Ohio 43215 Telephone: (614) 227-2000 Facsimile: (614) 227-2100	Julia A. Davis General Counsel Retail Ventures, Inc. 4150 East 5th Avenue Columbus, Ohio 43219 Telephone: (614) 238-4148 Facsimile: (614) 238-4156	Michael P. Rogan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005 Telephone: (202) 371-7000 Facsimile: (202) 661-8200
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and at the effective time of the merger referred to herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-172631
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
     Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
     Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer ☐
CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum	Amount of
class of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered	per share	price(1)	fee(2)
DSW Inc. class A common shares, without par value	5,437(3)	Not applicable	$233,375	$27.10

(1)	Estimated solely for purposes of calculating the registration fee pursuant to section 6(b) of the Securities Act and calculated pursuant to Rule 457(c) and 457(f)(1) promulgated under the Securities Act. The proposed maximum aggregate offering price of the DSW Inc. class A common shares was calculated based upon the market value of Retail Ventures, Inc. common shares (the securities to be canceled in the merger) in accordance with Rule 457(c) under the Securities Act as follows: the product of (i) $18.67, the average of the high and low prices for shares of Retail Ventures common shares as reported on the New York Stock Exchange on May 23, 2011, multiplied by (ii) 12,500 Retail Ventures common shares issuable upon exercise of outstanding options to purchase Retail Ventures, Inc. common shares.

(2)	Represents the product of (i) 0.0001161 multiplied by (ii) the proposed maximum aggregate offering price for Retail Ventures Inc. common shares.

(3)	Represents an estimate of the maximum number of DSW class A common shares, without par value, issuable in the merger at the exchange ratio of 0.435 shares of DSW class A common shares in exchange for 12,500 Retail Ventures common shares issuable upon exercise of outstanding options to purchase Retail Ventures, Inc. common shares.

EXPLANATORY NOTE
     DSW Inc. (“DSW or the “Registrant”) is filing this registration statement pursuant to Rule 462(b) and General Instruction K to Form S-4, both as promulgated under the Securities Act of 1933, as amended, to register additional DSW class A common shares, without par value, issuable upon the exercise of options and awards granted pursuant to the terms of the Retail Ventures, Inc. Second Amended and Restated 2000 Stock Incentive Plan. The contents of the Registration Statement on Form S-4 filed by DSW with the Securities and Exchange Commission (the “Commission”) on March 4, 2011, as amended, (File No. 333-172631), which was declared effective by the Commission on April 8, 2011, and including the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference. Additional opinions and consents required to be filed with this registration statement are listed on the Index to Exhibits attached to and filed with this registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 21. Exhibits and Financial Statement Schedules.
     (a) Exhibits.

Exhibit
Number	Exhibit Description
5.1	Opinion of Porter, Wright, Morris & Arthur, LLP.

23.1	Consent of Deloitte & Touche LLP related to DSW Inc.

23.2	Consent of Deloitte & Touche LLP related to Retail Ventures, Inc.

23.3	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5.1).

24.1	Power of Attorney

99.1	Consent of Goldman, Sachs & Co.

99.2	Consent of Houlihan Lokey Capital, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 25, 2011.

DSW Inc.
By:	/s/ Douglas J. Probst
Douglas J. Probst, Executive Vice President and
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael R. MacDonald Michael R. MacDonald	President and Chief Executive Officer (Principal Executive Officer)	May 25, 2011

/s/ Douglas J. Probst Douglas J. Probst	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2011

*/s/ Jay L. Schottenstein	Chairman of the Board and	May 25, 2011
Jay L. Schottenstein	Director

*/s/ Elaine J. Eisenman	Director	May 25, 2011
Elaine J. Eisenman

*/s/ Carolee Friedlander	Director	May 25, 2011
Carolee Friedlander

*/s/ Joanna T. Lau	Director	May 25, 2011
Joanna T. Lau

*/s/ Roger S. Markfield	Director	May 25, 2011
Roger S. Markfield

*/s/ Philip B. Miller	Director	May 25, 2011
Philip B. Miller

*/s/ James D. Robbins	Director	May 25, 2011
James D. Robbins

*/s/ Harvey L. Sonnenberg	Director	May 25, 2011
Harvey L. Sonnenberg

*/s/ Allan J. Tanenbaum	Director	May 25, 2011
Allan J. Tanenbaum

*By:	/s/ Douglas J. Probst
Douglas J. Probst, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
5.1	Opinion of Porter, Wright, Morris & Arthur, LLP.

23.1	Consent of Deloitte & Touche LLP related to DSW Inc.

23.2	Consent of Deloitte & Touche LLP related to Retail Ventures, Inc.

23.3	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5.1).

24.1	Power of Attorney

99.1	Consent of Goldman, Sachs & Co.

99.2	Consent of Houlihan Lokey Capital, Inc.